Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-205148) and Form S-8s (No. 333-177641) of Aoxing Pharmaceutical Company, Inc. and its subsidiaries of our reports dated October 5, 2016, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the Securities and Exchange Commission.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

October 5, 2016